EXHIBIT 99.1


The following press release was issued by Prospect Energy Corporation on January 7, 2005.

Prospect Energy Corporation Announces Appointment of Officers and Approval of BDO Seidman Engagement

NEW YORK, NY - 01/07/05 - Prospect Energy Corporation (NASDAQ: PSEC) (the "Company") announced today that it has expanded its professional team to enhance its financial and compliance capabilities, that KPMG LLP ("KPMG") has resigned as the Company's independent auditor, and that the Audit Committee of the Board of Directors of the Company (the "Audit Committee") has approved the engagement of BDO Seidman, LLP ("BDO") as its independent auditor.

The Company announced that Eugene S. Stark has joined Prospect Administration, LLC to serve as Chief Financial Officer ("CFO") of the Company effective January 3, 2005, and William E. Vastardis, Co-Chief Executive Officer of EOS Compliance Services LLC, has been retained to serve as Chief Compliance Officer ("CCO") of the Company and Prospect Capital Management, LLC, its investment adviser, effective January 4, 2005. The Company and Prospect Capital Management have each contracted with EOS Compliance Services LLC for Mr. Vastardis' services as CCO, as well as for other compliance-related services that may be provided by EOS Compliance Services LLC. Mr. Vastardis will continue to perform his duties for EOS Compliance Services LLC and EOS Fund Services LLC as described below.

Mr. Stark (age 46) has over 20 years of experience with investment companies registered under the Investment Company Act of 1940. Mr. Stark was employed by Prudential Financial, Inc. during the last 17 years, most recently serving as Vice President of Finance in its annuity business. Prior to that, he was principally associated with Prudential's retail mutual fund and investment products business, serving in a series of financial roles, including Treasurer of many of Prudential's investment companies. Before joining Prudential, Mr. Stark spent five years with Deloitte & Touche. He received his undergraduate degree in accounting from Rider University, his Masters in Business Administration from Rutgers University and became a Certified Public Accountant in New Jersey in 1984.

Mr. Vastardis (age 49) is a founder and President of EOS Fund Services LLC and Co-Chief Executive Officer of EOS Compliance Services LLC. Mr. Vastardis has over 26 years of experience in fund oversight and administration. Mr. Vastardis founded EOS Fund Services LLC in 2003 and EOS Compliance Services LLC in
June 2004. EOS Compliance Services LLC performs chief compliance officer services for various registered mutual funds and registered investment advisers with total assets in excess of $15 billion. Prior to founding EOS Fund Services LLC, he managed a third-party fund administration firm, AMT Capital Services Inc., which was acquired by Investors Bank & Trust Company in 1998. Mr. Vastardis continued in the role of Managing Director at the renamed Investors Capital Services until he departed to found EOS Fund Services LLC. Prior to AMT Capital, Mr. Vastardis spent 14 years at The Vanguard
Group where he most recently served as Vice President in charge

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of the $10 billion Private Label Group that handled the administration of over
45 outside funds. Mr. Vastardis is a graduate of Villanova University.

"We are delighted with the addition of Gene and Bill to our team," said John F. Barry, Chairman and CEO of Prospect Energy Corporation. "These individuals bring significant industry experience that will enhance our ability to serve our shareholders."

As previously disclosed by the Company in its quarterly report on Form 10-Q filed on November 12, 2004, the Company received a letter from Mark Witt, the former CFO of the Company, and subsequently an investment professional of Prospect Capital Management, alleging unspecified "improprieties." The Audit Committee directed the Company's outside counsel handling Mr. Witt's earlier termination to look into his claims and also retained the law firm of Willkie Farr & Gallagher LLP to investigate his and any other claims, including the allegations being raised by Mr. Witt and the Company's previous CCO and any other claims arising in the course of their investigation. The Audit Committee has preliminarily concluded that none of the allegations made by Mr. Witt or the Company's CCO, or the information subsequently learned in the course of this internal investigation, reflects adversely on the fairness or reliability of the financial statements of the Company. The Audit Committee has further concluded that, on a preliminary basis, in connection with those allegations investigated by Willkie Farr, there is no evidence of fraud by management or material deficiencies in connection with the Company's public disclosure practices.

On January 4, 2005, KPMG notified the management of the Company and the Audit Committee that it had decided to resign as the Company's independent auditors because, based on their assessment of available resources and the expected future service needs of the Company, KPMG had concluded that it could not fully service the needs of the Company. In resigning, KPMG advised the Company that due to the existence of the internal investigation, it is possible that additional information could arise that might materially impact the fairness or reliability of the financial statements of the Company. Based upon inquiries made of KPMG in connection with the internal investigation, KPMG stated to the Company that it was not in possession of any such information at this time. The report of KPMG on the Company's financial statements as of June 24, 2004 and for the period from inception, April 13, 2004 to June 24, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that audit and in the subsequent interim period, which KPMG reviewed, there were no disagreements between KPMG and the Company on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure or any other reportable events requiring disclosure in accordance with
Item 304 of Regulation S-K. The Company highly values the work of KPMG as its auditor and appreciates the valuable assistance they provided during the Company's initial public offering and thereafter.

The Company provided KPMG with a copy of the foregoing disclosures and requested in writing that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. Upon receipt of the letter from KPMG, the Company will file such letter as an exhibit to its current report on Form 8-K.

On January 7, 2005, the Audit Committee approved the engagement of BDO as the Company's independent auditors. The Company had retained BDO as independent accountants for the acquisition of its subsidiary, Gas Solutions II Ltd. However, the Company, or anyone acting on its behalf, has not consulted with BDO with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was the subject of a disagreement or a reportable event. The engagement of BDO is subject to BDO's completion of its diligence and the conclusion of the Audit Committee's investigation of the allegations. The Company looks forward to a long and productive relationship with BDO.


About Prospect Energy Corporation
---------------------------------

Prospect Energy Corporation is a financial services company that lends to and invests in energy related businesses and assets. Prospect Energy's investment objective is to

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generate both current income and long-term capital appreciation through debt and equity investments.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends", "will", "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

     Contact:
     Please send investment proposals to:
     Prospect Energy Corporation
     John Barry
     jbarry@prospectstreet.com
     212-448-0702


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     Grier Eliasek
     grier@prospectstreet.com
     212-448-0702